                                                                      EXHIBIT 21




                                  SUBSIDIARIES
                                  ------------


                                                            Jurisdiction of
     Company                                                 Organization
     -------                                                -------------

W&L Services Corp.                                          North Carolina

Best Way Motor Lines, Inc.                                  North Carolina

W&L Motor Lines, Inc.                                       North Carolina

CMS Transportation Services, Inc.                           Georgia

Scales Transport Corporation                                Georgia

Scales Leasing Company, Inc.                                Georgia

AmeriTruck Refrigerated Transport, Inc.                     Georgia

KTL, Inc.                                                   Florida

AmeriTruck Logistics Services, Inc.                         Delaware

AmeriTruck Equipment Corp.                                  Delaware

AmeriTruck Operations Services, Inc.                        Delaware

Ameri-Truck, Ltd., Inc.                                     Ohio